Exhibit 99.1

Contacts:

Investors	Media
Joshua A. Grass	Susan Ferris
BioMarin Pharmaceutical Inc.	BioMarin Pharmaceutical Inc.
(415) 506-6777	(415) 506-6701

For Immediate Release:

BioMarin Acquires Rights to 6R-BH4 for Treating Vascular Dysfunction in Diabetes and Cardiovascular Disease

Novato, CA, May 5, 2005 – BioMarin Pharmaceutical Inc. (Nasdaq and SWX: BMRN) announced today that it has licensed from Daiichi Suntory Pharma Co., Ltd. the exclusive worldwide rights (excluding Japan) for the use of tetrahydrobiopterin (6R-BH4) to treat the endothelial dysfunction that causes vascular complications in diabetes, cardiovascular and other diseases. These rights are covered by U.S., European and other foreign patents and patent applications. The newly acquired rights expand BioMarin’s market opportunity for 6R-BH4 well beyond phenylketonuria (PKU).

In November 2004, BioMarin announced two separate agreements with Daiichi Suntory Pharma relating to 6R-BH4 for genetic diseases including PKU: a license to intellectual property, preclinical and clinical data, and a manufacturing and supply agreement. 6R-BH4 is the active pharmaceutical ingredient in Phenoptin™ (sapropterin hydrochloride), BioMarin’s investigational Phase 3 product candidate for the treatment of PKU. The new license extends BioMarin’s exclusive rights to Daiichi Suntory Pharma’s patents and data related to 6R-BH4 for all indications.

Emil Kakkis, M.D., Ph.D., Senior Vice President of Business Operations at BioMarin, commented, “Vascular endothelial dysfunction is an important underlying cause of morbidity and mortality in diabetes, cardiovascular and other diseases. 6R-BH4 is an essential cofactor required for the production of nitric oxide, which regulates vascular endothelial function. Researchers have established that a deficiency of 6R-BH4 contributes to endothelial dysfunction, and in limited academic studies, have demonstrated that 6R-BH4 administration improves vascular endothelial function in animal models and patients with diabetes and other cardiovascular diseases.”

In exchange for the exclusive rights to the intellectual property and data for all indications, in all territories outside of Japan, BioMarin will pay Daiichi Suntory Pharma an upfront payment, an undisclosed royalty on sales of 6R-BH4, and developmental milestones for up to two indications.

About BioMarin

BioMarin develops and commercializes innovative biopharmaceuticals for serious diseases and medical conditions. The company’s product portfolio is comprised of two approved products, Aldurazyme® (laronidase) for mucopolysaccharidosis I (MPS I), and Orapred® (prednisolone sodium phosphate oral solution) for severe asthma, and multiple investigational product candidates including rhASB (galsulfase), a BLA/MAA-stage product candidate for the treatment of mucopolysaccharidosis VI (MPS VI), and Phenoptin™ (sapropterin hydrochloride), a Phase 3 product candidate for the treatment of phenylketonuria (PKU). For additional information, please visit www.BMRN.com. Information on BioMarin’s website is not incorporated by reference into this press release.

Forward-Looking Statement

This press release contains forward-looking statements about the business prospects of BioMarin Pharmaceutical Inc., including, without limitation, statements about: the development of its product candidate Phenoptin; expectations related to the possible use of Phenoptin for the treatment of indications other than PKU; and the scope, impact and validity of intellectual property licensed from Daiichi Suntory Pharma Co., Ltd. These forward-looking statements are predictions and involve risks and uncertainties such that actual results may differ materially from these statements. These risks and uncertainties include, among others: the results of preclinical and clinical trials related to Phenoptin for the treatment of indications other than PKU; results and timing of current and planned clinical trials of Phenoptin for the treatment of PKU; the content and timing of decisions by the U.S. Food and Drug Administration, the European Medicines Agency and other regulatory authorities concerning Phenoptin; current and possible future challenges to the patents and patent applications licensed from Daiichi Suntory Pharma Co., Ltd.; and those factors detailed in BioMarin’s filings with the Securities and Exchange Commission, including, without limitation, the factors contained under the caption “Factors That May Affect Future Results” in BioMarin’s 2004 Annual Report on Form 10-K and the factors contained in BioMarin’s reports on Forms 10-Q and 8-K. Stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. BioMarin is under no obligation, and expressly disclaims any obligation, to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.

Aldurazyme® is a registered trademark of BioMarin/Genzyme LLC.

Orapred® is a registered trademark of Medicis Pediatrics, Inc., and is used under license.

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